EXHIBIT 99.1

PACER INTERNATIONAL COMPLETES REPRICING OF SENIOR CREDIT FACILITIES

CONCORD, Calif., Nov. 20, 2003 (BUSINESS WIRE) — Pacer International, Inc. (Nasdaq:PACR), the non-asset based North American third-party logistics and freight transportation provider, announced that it has successfully completed the repricing of its senior credit facilities.

The repricing, negotiated with a syndicate of financial institutions led by Deutsche Bank, is expected to produce an immediate interest reduction for Pacer of one-half of one percent, or 50 basis points, equivalent to an annual interest expense reduction of $1.1 million, based upon the current $222.0 million outstanding term loan balance. The repricing will be subject to further interest rate reductions based upon Pacer’s achieving certain financial ratios.

The senior credit facility, established in June 2003, provided for a seven-year term loan maturing in 2010 in an original principal amount of $255.0 million and a five-year, $75.0 million revolving credit facility. The revolving credit facility is not impacted by this repricing and currently has $65.2 million available with $9.8 million in outstanding letters of credit.

“The repricing has been made possible by Pacer International’s strong financial performance and robust cash flow; its aggressive deleveraging program; and by current market conditions,” according to Don Orris, Pacer’s chairman and chief executive officer. “It will bring significant additional savings to the company’s bottom line.”

Since completing the senior credit facility, the company has paid down $33.0 million in debt.

For the third quarter of this year, Pacer recently announced that the company’s interest expense had decreased 53.7 percent to $3.1 million from $6.7 million in the same quarter of 2002. This was attributed to reduced debt levels and to lower interest rates that resulted from the 11.75 percent senior subordinated note redemption completed on July 10, 2003.

ABOUT PACER — Pacer International, a leading non-asset based North American third-party logistics and freight transportation provider, offers a broad array of logistics and other services to facilitate the movement of freight from origin to destination. Its services include wholesale local cartage and stacktrain services (cost-efficient, two-tiered rail transportation for containerized shipments); and retail intermodal marketing, trucking, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web site: www.pacer-international.com.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The company’s actual results may differ materially from those expressed or implied in the forward-looking statements due to, among other things, the company’s leverage; its dependence on third parties for equipment and services essential to operate its business; regulatory changes affecting the company’s industry, operations, products or services; insurance costs; competitive or technological factors affecting the company’s markets, operations, products or services; shifts in market demand; and general economic conditions. In addition, there can be no assurance that the businesses that the company has acquired in the past and may acquire in the future can be successfully integrated. Additional information about factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including the company’s 2002 annual report on Form 10-K dated March 19, 2003 and its prospectus dated July 17, 2003 in connection with a secondary public offering. Should any of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Issued by Steve Potash and Company, tel. 510/865-0800, or steve@potashco.com

SOURCE: Pacer International, Inc.

CONTACT:	Pacer International, Inc.
Larry Yarberry, 925-887-1577 or 925-890-9245 (cell)
lyarberry@pacerintl.com